UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012 (March 30, 2012)

LINN ENERGY, LLC
 (Exact name of registrant as specified in its charter)
Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On March 30, 2012, Linn Energy, LLC (the “Company”) closed its previously announced acquisition of certain oil and natural gas properties in the Hugoton Basin located in Kansas from BP America Production Company (“BP”) for approximately $1.2 billion, subject to post-closing adjustments (the “Acquisition”).

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, dated February27, 2012, between Linn Energy Holdings, LLC, a wholly owned subsidiary of the Company, and BP, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required in connection with the Acquisition are not included in this Current Report. The Company will file the required financial statements within 71 calendar days after the date this Current Report was required to be filed with the Securities and Exchange Commission.

(b) Pro forma financial information.

The financial statements required in connection with the Acquisition are not included in this Current Report. The Company will file the required financial statements within 71 calendar days after the date this Current Report was required to be filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: April 5, 2012	By:	/s/ CHARLENE A. RIPLEY
Charlene A. Ripley
Senior Vice President and General Counsel